                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 2, 2000, relating to the financial statements of the Merrill Lynch Total Return Bond Fund and Total Return Bond Master Portfolio, which appear in such Registration Statement. We also consent to the reference to us under the heading "Additional Information -- Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 2, 2000
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 2, 2000, relating to the financial statements of the Merrill Lynch Low Duration Fund and Low Duration Master Portfolio, which appear in such Registration Statement. We also consent to the reference to us under the heading "Additional Information - Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 2, 2000